Exhibit 99.1

MICROPHONE PRODUCT LINE

(A Product Line of Analog Devices, Inc.)

Financial Statements

(with Independent Auditors’ Report Thereon)

August 3, 2013

REPORT OF INDEPENDENT AUDITORS

To the Management of Analog Devices, Inc.

We have audited the accompanying financial statements of the Microphone Product Line of Analog Devices, Inc. which comprise the statement of net assets to be sold as of August 3, 2013 and the related statement of revenues and direct expenses for the nine month period ended August 3, 2013, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets to be sold of the Microphone Product Line of Analog Devices, Inc. at August 3, 2013, and its revenues and direct expenses for the nine month period ended August 3, 2013, in conformity with accounting principles generally accepted in the United States.

/s/ Ernst & Young

Boston, MA

January 13, 2014

MICROPHONE PRODUCT LINE

(A Product Line of Analog Devices, Inc.)

STATEMENT OF REVENUES AND DIRECT EXPENSES

NINE MONTHS ENDED AUGUST 3, 2013

August 3, 2013
Product revenue	$46,335,402
Royalty revenue	467,395

Revenue	46,802,797

Cost of sales	27,136,507

Gross margin	19,666,290
Direct expenses:
Research and development	8,078,056
Selling, marketing, general and administrative	9,491,101

Total direct expenses	17,569,157
Revenues in excess of direct expenses	$2,097,133

See accompanying Notes.

MICROPHONE PRODUCT LINE

(A Product Line of Analog Devices, Inc.)

STATEMENT OF NET ASSETS TO BE SOLD

AUGUST 3, 2013

ASSETS
Current Assets to be Sold
Inventories	$2,659,856
Machinery and Equipment
Machinery and equipment	9,870,680
Office equipment	20,880
Less accumulated depreciation	(4,743,515)

Net machinery and equipment	5,148,045

Total Net Assets to be Sold	$7,807,901

See accompanying Notes.

MICROPHONE PRODUCTS PRODUCT LINE

(A Product Line of Analog Devices, Inc.)

NOTES TO THE FINANCIAL STATEMENTS

August 3, 2013

1. Description of Business and Basis of Presentation

Overview

The Microphone Product Line of Analog Devices, Inc. (the Product Line) is a recognized world leader in micro-electro mechanical system (MEMS) technology microphones and high performance audio signal processing solutions. The Product Line builds and packages MEMS microphones in end-to-end solutions, including the electromechanical sensor element, the supporting analog and digital ASIC circuitry and the acoustic packaging required to deliver high quality audio performance. The Product Line’s products deliver high signal-to-noise ratio, sound pressure level, dynamic range and power efficiency, along with a strong patent portfolio and significant design and production know-how. Its product applications extend towards consumer electronics, portable mobile devices, automotive systems, security systems, as well as healthcare products.

On October 14, 2013, Analog Devices, Inc. (“the Company) announced that it had entered into a master asset purchase and sale agreement with InvenSense, Inc. (InvenSense) to sell the assets related to its analog and digital output microphones product line, as well as certain support operations. The sale was completed on October 31, 2013.

Assets included in the sale relate to inventory, machinery and equipment and certain intangible assets relating to the Company’s analog and digital output microphones. These microphones were primarily used in consumer applications. At closing, the assets and approximately 40 employees transitioned to InvenSense. The Company will continue to provide InvenSense with various transaction services on a transitional basis following the closing of the transaction.

Basis of Presentation

The Product Line has not been accounted for as a separate entity, subsidiary or division of the Company. In addition, stand-alone financial statements related to the Product Line have never been prepared previously as the Company’s financial system is not designed to provide complete financial information at the Product Line level, and the Company’s independent auditors have never audited or reported separately on the operations or net assets of the Product Line. Therefore, it is not practical to prepare full financial statements for the Product Line. As a result, a statement of revenues and direct expenses and a statement of net assets to be sold (the Financial Statements) were prepared. There were no liabilities assumed.

The Financial Statements have been derived from the accounting records of the Company using its historical results of operations and financial position. Management has included allocations, where necessary, that it believes are reasonable and appropriate, since certain support costs were not historically assigned to the Product Line. The Financial Statements do not necessarily represent the revenues and direct expenses or the net assets of the Product Line if the Product Line had been operating as a separate, stand-alone entity during the periods presented and are not intended to be a complete presentation of the financial position or results of operations for the Product Line. In addition, the Financial Statements are not indicative of the financial condition or results of operations of the Product Line going forward due to changes that may be made in the business by InvenSense and the omission of various operating expenses. In the opinion of management, the accompanying Financial Statements contain all adjustments considered necessary to fairly present the revenues and direct expenses and net assets to be sold related to the Product Line.

The Financial Statements include all or a portion of the Company’s subsidiaries involved in the Product Line, all of which are wholly owned by the Company. All significant intercompany balances and transactions have been eliminated. The functional currency of the operations comprising the Product Line are either the U.S. dollar or the local currency of the country where the subsidiary is located. Amounts denominated in foreign currencies have been translated into U.S. dollars at exchange rates as follows (i) assets accounts at period end rates and (ii) revenue and direct expense accounts at average rates during the period. Foreign currency transaction gains or losses were included in the Statement of Revenue and Direct expenses but were not significant for the period ended August 3, 2013.

The revenue included in the Statement of Revenues and Direct Expenses represent revenues directly attributable to the Product Line. The costs and expenses included in the Statement of Revenues and Direct Expenses include direct and allocated costs and expenses related to the Product Line. Allocations include expenses such as selling, marketing, general and administration costs. These costs have been allocated to the Product Line based on various allocation methodologies including their relative percentage of the Product Line’s revenue to the Company’s total revenues, relative percentage of estimated resource usage, and headcount. The allocation approaches used are more fully described in Note 2, Summary of Significant Accounting Policies.

The Statement of Revenues and Direct Expenses does not include costs not directly associated with producing the revenue from the Product Line such as certain corporate, shared services and other indirect general & administrative costs as well as interest and income taxes. In the opinion of management, the methods for allocating all costs are reasonable.

All cash flow requirements for the Product Line were funded by the Company, and cash management functions were not performed at the Product Line level. Therefore, a statement of cash flows, including cash flows from operating, investment and financing activities, is not presented as the Product Line did not maintain a separate cash account and it is not possible to determine the cash flows directly attributable to the Product Line.

2. Summary of Significant Accounting Policies

a. Use of Estimates

The preparation of Financial Statements in accordance with United States Generally Accepted Accounting Principles requires management to make estimates and assumptions that may affect the reported amounts of assets to be sold, revenues, direct expenses and related disclosures during the reporting periods. Management bases its estimates on historical experiences and various other assumptions it believes to be reasonable. Actual results may differ from those estimates.

b. Inventories

Inventories are valued at the lower of cost (first-in, first-out method) or market. The valuation of inventory requires the Company to estimate obsolete or excess inventory as well as inventory that is not of saleable quality. The Company employs a variety of methodologies to determine the net realizable value of its inventory. While a portion of the calculation to record inventory at its net realizable value is based on the age of the inventory and lower of cost or market calculations, a key factor in estimating obsolete or excess inventory requires the Company to estimate the future demand for its products. If actual demand is less than the Company’s estimates, impairment charges, which are recorded to cost of sales, may need to be recorded in future periods. Inventory in excess of saleable amounts is not valued, and the remaining inventory is valued at the lower of cost or market.

Inventories as of August 3, 2013 were as follows:

August 3, 2013
Raw material	$—
Work in process	1,649,521
Finished goods	1,010,335

Total inventories	$2,659,856

c. Machinery and Equipment

Machinery and equipment is recorded at cost less allowance for depreciation. The straight-line method of depreciation is used for all classes of assets for financial statement purposes. Leasehold improvements are amortized based upon the lesser of the term of the lease or the useful life of the asset. Repairs and maintenance charges are expensed as incurred. Depreciation is based on the following useful lives:

Machinery & Equipment	3-8 years
Office Equipment	3-8 years

The assets included in the Statement of Net Assets to be Sold are comprised of assets that were used by the Company primarily for the manufacturing of products across various product lines within the Company. Total depreciation expense of machinery and equipment, directly related to the Product Line was $115,729 for the nine months ended August 3, 2013. The Product Line did not capitalize interest during the nine months ended August 3, 2013.

The Product Line reviews machinery and equipment for impairment whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. Recoverability of these assets is evaluated by comparison of their carrying amount to the future undiscounted cash flows the assets are expected to generate over their remaining economic lives. If such assets are considered to be impaired, the impairment to be recognized in earnings equals the amount by which the carrying value of the assets exceeds their fair market value determined by either a quoted market price, if any, or a value determined by utilizing a discounted cash flow technique. If such assets are not impaired, but their useful lives have decreased, the remaining net book value is amortized over the revised useful life.

d. Revenue Recognition

Revenue from product sales to customers is generally recognized when title passes, which for shipments to certain foreign countries is subsequent to product shipment. Title for these shipments ordinarily passes within a week of shipment. A reserve for sales returns and allowances for customers is recorded based on historical experience or specific identification of an event necessitating a reserve.

In all regions of the world, the Product Line defers revenue and the related cost of sales on shipments to distributors until the distributors resell the products to their customers. As a result, the Product Line’s revenue fully reflects end customer purchases and is not impacted by distributor inventory levels. Sales to distributors are made under agreements that allow distributors to receive price-adjustment credits and to return qualifying products for credit, as determined by the Product Line, in order to reduce the amounts of slow-moving, discontinued or obsolete product from their inventory. These agreements limit such returns to a certain percentage of the value of the Product Line’s shipments to that distributor during the prior quarter. In addition, distributors are allowed to return unsold products if the Product Line terminates the relationship with the distributor. Given the uncertainties associated with the levels of price-adjustment credits to be granted to distributors, the sales price to the distributor is not fixed or determinable until the distributor resells the products to their customers. Therefore, the Product Line defers revenue recognition from sales to distributors until the distributors have sold the products to their customers. The amount of deferred revenue as of the nine months ended August 3, 2013 is not reflected in the Statement of Net Assets to be Sold as this amount was not assumed by InvenSense in connection with the sale transaction.

Shipping costs are charged to cost of sales as incurred.

The Product Line generally offers a 12-month warranty for its products. The Product Line’s warranty policy provides for replacement of the defective product. Specific accruals are recorded for known product warranty issues. Product warranty expense during the period presented was not material.

The Product line also derives revenue from licensing its intellectual property under a license agreement with a third party. Such revenue appears as royalty revenue in the Statement of Revenues and Direct Expenses, and is recognized in the period upon receipt of a confirmation of earned royalties and when collectability is reasonably assured from the applicable licensee.

e. Cost of Sales – Cost of sales include direct variable and fixed costs as well as an allocation of indirect costs associated with the Product Line’s manufacturing operations.

f. Research and Development Expenses – Research and development costs, which are expensed when incurred, represent estimated costs associated with specifically identified activities directly related to the Product Line. These estimates were made considering a variety of measures that management believes are reasonable, such as percent of revenue, specific project costs and headcount.

g. Selling, Marketing and General and Administrative (SMG&A) Expenses – SMG&A expenses were either specifically identified or allocated based upon a variety of measures that management believes are reasonable, such as percent of revenue, specific project costs and headcount. SMG&A expenses for the nine month period ended August 3, 2013 included $4.4 million of legal expenses related to patent litigation for a matter that settled in March of 2013.

h. Advertising Expense – Advertising costs are expensed as incurred. There was no advertising expense for the Product Line for the nine month period ended August 3, 2013.

3. Commitments and Contingencies

Legal Matters – From time to time as a normal incidence of the nature of the Company’s business, various claims, charges and litigation are asserted or commenced against the Product Line arising from, or related to, contractual matters, patents, trademarks, personal injury, environmental matters, product liability, insurance coverage and personnel and employment disputes. As to such claims and litigation, the Company can give no assurance that it will prevail. The Company does not believe that any current legal matters will have a material adverse effect on the Product Line’s financial condition or results of operations.

Leases – The Product Line leases one of its facilities under an operating lease that expires in 2015. Total rental expense under the operating lease was $28,747 for the nine months ended August 3, 2013. The lease obligation was not assumed by the buyer.

4. Concentration of Revenue

Due to the nature of the Product Line’s business, it is dependent on one key customer for a significant portion of its revenues. During the nine months ended August 3, 2013, one customer accounted for 99% of total Product Line sales. A cancellation of a significant order by this customer, the loss of this customer for any reason or the insolvency of this customer, or reduced sales of our principal product to this customer, could significantly reduce the Product Line’s ongoing revenue and/or profitability, and could materially and adversely affect the Product Line’s financial condition. To manage credit risk and exposure for this key customer, the Company performs continuing credit evaluations of this customers’ financial condition. During the nine-month period ended August 3, 2013, the Company was informed by this customer that the Product Line’s parts would not be included in the next generation of the customer’s product.

5. Concentration of Other Risks

The semiconductor industry is characterized by rapid technological change, competitive pricing pressures and cyclical market patterns. The Product Line’s financial results are affected by a wide variety of factors, including general economic conditions worldwide, economic conditions specific to the semiconductor industry, the timely implementation of new manufacturing technologies, the ability to safeguard patents and intellectual property in a rapidly evolving market and reliance on assembly and test subcontractors, third-party wafer fabricators and independent distributors. In addition, the semiconductor market has historically been cyclical and subject to significant economic downturns at various times. The Product Line is exposed to the risk of obsolescence of its inventory depending on the mix of future business. Additionally, a large portion of the Product Line’s purchases of external wafer and foundry services are from a limited number of suppliers, primarily Taiwan Semiconductor Manufacturing Company (TSMC). If TSMC or any of the Product Line’s other key suppliers are unable or unwilling to manufacture and deliver sufficient quantities of components, on the time schedule and of the quality that the

Product Line requires, the Product Line may be forced to engage additional or replacement suppliers, which could result in significant expenses and disruptions or delays in manufacturing, product development and shipment of product to the Company’s customers. Although the Product Line has experienced shortages of components, materials and external foundry services from time to time, these items have generally been available to the Product Line as needed.

5. Subsequent Events

Subsequent events have been evaluated though January 13, 2014, which is the date the financial statements were available to be issued. There are no significant subsequent events other than those reflected or disclosed in the financial statements.